                                                                EXHIBIT h(32)(f)



                                 AMENDMENT NO. 5
                             PARTICIPATION AGREEMENT


     The Participation Agreement (the "Agreement"), dated June 16, 1998, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware Corporation and The Lincoln National Life Insurance Company, an Indiana life insurance company and Lincoln Financial Advisors Corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:



                                   SCHEDULE A



          FUNDS AVAILABLE UNDER                     SEPARATE ACCOUNTS                   POLICIES/CONTRACTS FUNDED BY THE
               THE POLICIES                         UTILIZING SOME OR                        SEPARATE ACCOUNTS
                                                     ALL OF THE FUNDS

AIM V.I. Capital Appreciation Fund          Lincoln Life Variable Annuity      -     The Lincoln National Life Insurance Company:
AIM V.I. Diversified Income Fund                Account N                            Flexible Premium Variable Annuity Contracts
AIM V.I. Growth Fund                                                                 AN425LL, 30295, 30296 and state variations
AIM V.I. International Equity Fund                                                   thereof
AIM V.I. Value Fund
                                                                               -     The Lincoln National Life Insurance Company:
                                            Lincoln Life Flexible Premium            Flexible Premium Variable Life Insurance Policy
                                                  Variable Life Account M            LN605LL/LN615LL/LN617LL/LN660/LN680 and state
                                                                                     variations thereof

                                                                               -     The Lincoln National Life Insurance Company:
                                                                                     Flexible Premium Variable Life Insurance Policy
                                            Lincoln Life Flexible Premium            On the Lives of Two Insureds LN650LL/LN655 and
                                                Variable Life Account R              state variations thereof



     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule A to be executed in its name and behalf of its duly authorized officer on the date specified below. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date:   July 15, 2000




                                           AIM VARIABLE INSURANCE FUNDS


Attest:  /s/ P. Michelle Grace             By:  /s/ Robert H. Graham
      --------------------------------        ------------------------------
Name:    P. Michelle Grace                 Name:   Robert H. Graham
Title:   Assistant Secretary               Title:  President


(SEAL)


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                                           A I M DISTRIBUTORS, INC.




Attest:  /s/ P. Michelle Grace             By:  /s/ Michael J. Cemo
      --------------------------------        ------------------------------
Name:    P. Michelle Grace                 Name:   Michael J. Cemo
Title:   Assistant Secretary               Title:  President


(SEAL)






                                           THE LINCOLN NATIONAL LIFE INSURANCE
                                           COMPANY

Attest: /s/ Denis G. Schwartz              By:   /s/  Steven M. Kluever
      --------------------------------        ------------------------------
Name:   Denis G. Schwartz                  Name:   Steven M. Kluever
Title:  2nd Vice President                 Title:  2nd Vice President




(SEAL)





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